CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Total Fund Solution, relating to the financial highlights, which appear in Cromwell Tran Sustainable Focus Fund’s (formerly known as Tran Capital Focused Fund) financial highlights on Form N-CSR for each of the periods ended April 30, 2019 through April 30, 2022. We also consent to the references to us under the heading: "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 9, 2024